EXHIBIT 99

     	       PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
            		   FOR FISCAL YEAR ENDED DECEMBER 31, 1996



To the Stockholders and Board of Directors of Peoples Bancorp Inc.

  We have audited the accompanying consolidated statements income, stockholder's equity, and cash flows of Peoples Bancorp Inc. and Subsidiaries for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Peoples Bancorp Inc. and Subsidiaries for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

  As discussed in Note 3 to the consolidated financial statements, the Corporation changed its method of accounting for investment securities in 1994.


                       				    /s/  COOPERS & LYBRAND L.L.P.
                       				    Coopers & Lybrand L.L.P.


Columbus, Ohio
January 26, 1995